Exhibit 10.5

2025 Omnibus Equity Incentive Plan

AWARD AGREEMENT

RESTRICTED STOCK UNITS

This Restricted Stock Unit Award Agreement (this “Agreement”) is made and entered into as of _____, 20___ by and between Finward Bancorp, an Indiana corporation (the “Company”) and __________ (the “Grantee”).

Grant Date:

Number of Restricted Stock Units:

Vesting Date:

WHEREAS, the Company has adopted the Finward Bancorp 2025 Omnibus Equity Incentive Plan (the “Plan”) pursuant to which awards of Restricted Stock Units may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the award of Restricted Stock Units provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Grant of Restricted Stock Units.

(a) Pursuant to Section 10 of the Plan, the Company hereby issues to the Grantee on the Grant Date an Award consisting of, in the aggregate, _____ Restricted Stock Units (the “Restricted Stock Units”). Each Restricted Stock Unit represents the right to receive one share of Common Stock, without par value (a “Share”), or, in the sole discretion of the Committee, a cash amount equal to the Fair Market Value of one Share, subject to the terms and conditions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

(b) The Restricted Stock Units shall be credited to a separate account maintained for the Grantee on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.

2. Consideration. The grant of the Restricted Stock Units is made in consideration of the services to be rendered by the Grantee to the Company.

3. Vesting.

(a) Except as otherwise provided herein, provided that the Grantee remains in Continuous Service through the applicable vesting date, and further provided that any additional conditions and performance goals set forth in Appendix A have been satisfied, the Restricted Stock Units will vest in accordance with the Vesting Schedule attached hereto as Appendix A. The period during which restrictions apply is referred to as the “Restricted Period.” Once vested, the Restricted Stock Units become “Vested Units.”

(b) The Vesting Schedule notwithstanding, and except as otherwise provided in Section 4 hereof in connection with a Change in Control, if the Grantee ceases to maintain Continuous Service for any reason (other than death, Disability, or Retirement), unless the Committee shall otherwise determine, all Restricted Stock Units theretofore awarded to the Grantee pursuant to this Agreement and which at the time of such termination of Continuous Service are unvested and remain subject to the restrictions imposed by this Agreement shall, upon such termination of Continuous Service, be automatically forfeited and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement. If the Grantee ceases to maintain Continuous Service by reason of death, Disability, or Retirement, then, unless the Committee shall determine otherwise, the restrictions with respect to the Ratable Portion of the Restricted Stock Units shall lapse and such Restricted Stock Units shall be free of restrictions and shall not be forfeited. For purposes of this Agreement, the “Ratable Portion” shall be equal to (i) the number of Restricted Stock Units awarded to the Grantee under this Agreement multiplied by the portion of the Restricted Period that expired at the date of the Grantee’s death, Disability, or Retirement, reduced by (ii) the number of Restricted Stock Units awarded with respect to which the restrictions had lapsed as of the date of death, Disability, or Retirement of the Grantee.

4. Change in Control.

(a) Acceleration of Vesting. In the event of a Change in Control, the surviving or successor entity (or its parent corporation) may continue, assume, or replace the Restricted Stock Units outstanding as of the date of the Change in Control and such Restricted Stock Units or replacement therefore shall remain outstanding and be governed by its terms. If and to the extent that the Restricted Stock Units are continued, assumed, or replaced under the circumstances described in the preceding sentence in connection with a Change in Control, and if within two years after the Change in Control the Grantee experiences an involuntary termination of Continuous Service for reason other than Cause, then (i) all outstanding unvested Restricted Stock Units awarded to the Grantee under this Agreement shall become immediately fully-vested and non-forfeitable as of the effective date of the Grantee’s termination of Continuous Service, (ii) the subject Shares, cash, or equity interests that are substituted for the subject Shares as a result of the Change in Control and issuable upon settlement of the Restricted Stock Units, shall be distributed to the Grantee immediately following the effective date of the termination of Continuous Service, and (iii) any performance goals applicable to the Restricted Stock Units shall be deemed to have been satisfied at the target level of performance specified in connection with the Award.

(b) Cash-Out. In the event of a Change in Control, the Committee may, in its discretion and upon at least ten (10) days’ advance notice to the Grantee, terminate the Restricted Stock Units, in whole or in part, as of the effective time of the Change in Control, in exchange for a payment to the Grantee as provided in this Section 4(b), and the Committee, in its discretion, accelerate the vesting of any outstanding Restricted Stock Units. Upon the termination of any Restricted Stock Units pursuant to the preceding sentence, the Company shall pay to the Grantee, in settlement of such Restricted Stock Units, an amount determined by the Committee in good faith to approximate the value assigned to a Share in the Change in Control transaction.

5. Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period and until such time as the Restricted Stock Units are settled in accordance with Section 6, the Restricted Stock Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell, or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units will be forfeited by the Grantee and all of the Grantee’s rights to such units shall immediately terminate without any payment or consideration by the Company.

6. Rights as Shareholder; Dividend Equivalents.

(a) The Grantee shall not have any rights of a shareholder with respect to the Shares underlying the Restricted Stock Units unless and until the Restricted Stock Units vest and are settled by the issuance of such Shares.

(b) Upon and following the settlement of the Restricted Stock Units, the Grantee shall be the record owner of the Shares underlying the Restricted Stock Units unless and until such Shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting rights).

(c) If, prior to the settlement date, the Company declares a cash or stock dividend on the Shares, then, on the payment date of the dividend, the Grantee’s Account shall be credited with an amount equal to the dividends that would have been paid to the Grantee if one Share had been issued on the Grant Date for each Restricted Stock Unit granted to the Grantee as set forth in this Agreement (“Dividend Equivalents”)

(d) The Company shall pay currently (and in no case later than the end of the calendar year in which the dividend is paid to the holders of Shares or, if later, the 15th day of the third month following the date the dividend is paid to holders of Shares), in cash, an amount equal to the Dividend Equivalents with respect to the Grantee’s Restricted Stock Units.

7. Settlement of Restricted Stock Units.

(a) Subject to Section 9 hereof, promptly following the Vesting Date, and in any event no later than March 15 of the calendar year following the calendar year in which such vesting occurs, the Company shall issue and deliver to the Grantee the number of Shares equal to the number of Vested Units, and enter the Grantee’s name on the books of the Company as the shareholder of record with respect to the Shares delivered to the Grantee; provided that, in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a Share on the date of vesting.

(b) To the extent that the Grantee does not vest in any Restricted Stock Units, all interest in such Restricted Stock Units shall be forfeited. The Grantee has no right or interest in any Restricted Stock Units that are forfeited.

8. No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, Consultant, or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s Continuous Service at any time, with or without Cause.

9. Adjustments. If any change is made to the outstanding Shares or the capital structure of the Company, if required, the Restricted Stock Units shall be adjusted or terminated in any manner as contemplated by Section 15 of the Plan.

10. Tax Liability and Withholding.

(a) The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock Units and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any federal, state, or local tax withholding obligation by any of the following means, or by a combination of such means: (i) tendering a cash payment; or (ii) authorizing the Company to withhold Shares (based on the Fair Market Value of the Shares on the vesting date) from the Shares otherwise issuable or deliverable to the Grantee as a result of the vesting of the Restricted Stock Units in an amount up to the Grantee’s highest marginal tax rate.

(b) Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or settlement of the Restricted Stock Units or the subsequent sale of any Shares; and (ii) does not commit to structure the Restricted Stock Units to reduce or eliminate the Grantee’s liability for Tax-Related Items.

11. Compliance with Law. The issuance and transfer of Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

12. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

13. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Indiana without regard to conflict of law principles.

14. Clawback. In accordance with Section 24(f) of the Plan, by accepting the Award of Restricted Stock Units, the Grantee acknowledges that the Grantee is fully bound by, and subject to all of the terms and conditions of, the Clawback Policy, and the Grantee agrees to abide by the terms of the Clawback Policy. To the extent that the Board determines that all or a portion of the Award of Restricted Stock Units must be cancelled, forfeited, repaid, or otherwise recovered by the Company, the Grantee shall promptly take whatever action is necessary to effectuate such cancellation, forfeiture, repayment, or recovery. No recovery of all or a portion of the Restricted Stock Units under the Clawback Policy will be an event giving rise to a right to terminate for “good reason” under any agreement with the Company (as such term may be defined under any such agreement). In the event of any conflicts between the terms of the Clawback Policy and the terms of the Plan or this Agreement, the terms of the Clawback Policy shall govern.

15. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

16. Restricted Stock Units Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

17. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators, and the person(s) to whom the Restricted Stock Units may be transferred by will or the laws of descent or distribution.

18. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

19. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled, or terminated by the Company at any time, in its discretion, in accordance with the terms of the Plan. The Award of the Restricted Stock Units in this Agreement does not create any contractual right or other right to receive any Restricted Stock Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

20. Amendment. The Committee has the right to amend, alter, suspend, discontinue, or cancel the Restricted Stock Units, prospectively or retroactively; provided that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

21. Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.

22. No Impact on Other Benefits. The value of the Grantee’s Restricted Stock Units is not part of the Grantee’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance, or similar employee benefit.

23. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

24. Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the grant or vesting of the Restricted Stock Units or disposition of the underlying Shares and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting, or disposition.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company, by its officer thereunder duly authorized, and the Grantee, have caused this Award Agreement to be executed as of the day and year first above written.

FINWARD BANCORP	GRANTEE

By:	By:
Signature	Signature

Printed	Printed

Title:	Job Title

Appendix A

VESTING SCHEDULE

Subject to the provisions of the Plan and the Agreement to which this Appendix A is attached, the Restricted Stock Units shall vest in accordance with the following schedule:

Date of Vesting/Conditions to Vesting	Percent Vested	Cumulative Vesting